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                                                            EXHIBIT 23.3


     We hereby consent to the use of our opinion letter dated October 4, 1996 to the Board of Directors of Atmos Energy Corporation included as Exhibit B to the Joint Proxy Statement/Prospectus which forms a part of the Registration Statement on Form S-4 relating to the proposed merger of Atmos Energy Corporation and United Cities Gas Company and to the references to such opinion in such Proxy Statement/Prospectus. In giving such consent, we do not admit and we hereby disclaim that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission thereunder, nor do we thereby admit that we are experts with respect to any part of such Registration Statement within the meaning of the term "experts" as used in the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission thereunder.

                                  MERRILL LYNCH, PIERCE, FENNER &
                                         SMITH INCORPORATED

                                  By: /s/ Charles M. Davis Jr.
                                      ----------------------------
                                      Charles M. Davis Jr.
                                      Director

October 4, 1996